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                                                                   EXHIBIT 10.2A

                                 FIRST AMENDMENT
                                     TO THE
              REESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES OF
                         KEWAUNEE SCIENTIFIC CORPORATION
                 (As Amended and Restated Effective May 1, 2001)

                                    RECITALS

     WHEREAS, Kewuanee Scientific Corporation (the "Company") sponsors and maintains the Reestablished Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation (the "Plan"), which was most recently amended and restated in its entirety effective as of May 1, 2001; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is desirable to amend the Plan, effective as of May 1, 2003, to prospectively increase the current benefit levels under the Plan; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company, in a meeting held on February 24, 2003, approved the adoption of the First Amendment to the Plan which accomplishes said change, in accordance with
Section 12.2 of the Plan and the limitations thereof.

     NOW THEREFORE, in accordance with the resolutions of the Compensation Committee of the Board of Directors of the Company, the Plan is hereby amended in the particulars as follows, which hereinafter shall constitute the First Amendment to the Plan and be effective as of May 1, 2003.

                                    AMENDMENT

     FIRST: Section 6.2(a) of the Plan is hereby amended as follows:

     "(a) Subject to paragraphs (b), (c) and (d), a Participant's Accrued Benefit under the Plan is the monthly benefit amount payable in the form of a single life annuity commencing at Normal Retirement Age (or Actuarial Equivalent thereof) equal to the Participant's total number of Years of Credited Service multiplied by $9.00 with respect to the Participant's Years of Credited Service earned prior to January 1, 2003. For Participant's retiring on or after May 1, 2003, a Participant's total number of Years of Credited Service earned beginning on after January 1, 2003, shall be multiplied by $11.00 in determining the Participant's Accrued Benefit. Notwithstanding the foregoing, the Accrued Benefit of any Participant who terminates employment with the Company prior to May 1, 2003, shall be determined by multiplying the Participant's total Years of Credited Service by $9.00. A Participant's benefit or prior plan participant's benefit amount as determined above shall be offset by the value of the benefit distributed to or for the benefit of the Participant from the prior plan, if any."

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     SECOND: A new paragraph is added to Section 6.2 of the Plan as follows:

     "(d) In the event this Section 6.2 of the Plan is amended to modify the manner in which a Participant's Accrued Benefit under the Plan is determined, no such modification shall result in, or be interpreted in a manner which results in, the reduction in the Participant's Accrued Benefit prior to such modification or amendment.

                                      * * *

     IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of the Company has caused these presents to be signed on its behalf by its officers duly authorized, this 1/st/ day of April, 2003.


                                           KEWAUNEE SCIENTIFIC CORPORATION


                                           By:       /s/ James J. Rossi
                                              ----------------------------------
                                                      On behalf of the
                                                Compensation Committee of the
                                              Board of Directors of the Company